UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016 (October 19, 2016)

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On October 19, 2016, the Board of Directors (“Board”) of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) adopted the NorthWestern Corporation Key Employee Severance Plan (the “Plan”). The Plan replaces the Company's 2008 NorthWestern Corporation Key Employee Severance Plan (the “Prior Plan”), which had been in place since October 1, 2008.
The Human Resources Committee (the “Committee”) of the Board engaged its outside independent compensation consultant over a period of several months to determine the appropriate level of severance benefits payable to executive officers of the Company and the appropriate program design, including a benchmarking analysis of the severance benefits provided by peer utility companies. The Committee determined the Company was not providing severance benefits under the Prior Plan that were competitive with its peers and recommended that the Board adopt the Plan to provide conservatively competitive severance benefits. The Plan continues to constitute a “welfare benefit plan” under section 3(1) of the Employee Retirement Income Security Act, as amended.
The Plan provides for the payment of severance benefits in the event an “Eligible Executive” (as defined in section 1.8 of the Plan) (or certain other key employee) is involuntarily terminated without “Cause” (as defined in section 1.4 of the Plan). Each of the Company's principal executive officer, principal financial officer, and named executive officers are an Eligible Executive under the Plan, and involuntary termination does not include a termination resulting from a participant’s death, disability, or retirement.
To receive severance benefits under the Plan, a participant must execute and deliver the Company's form of severance and release agreement upon involuntary termination without cause. The chart below compares the severance benefits available to an Eligible Executive under the Plan and what had been available under the Prior Plan.

	Severance Payment	Pro Rata Annual Incentive Payment	Health Benefits	Outplacement Services
Plan	2x annual base pay, plus 2x target annual incentive	Prorated annual incentive payment for current year based on actual plan performance through month prior to involuntary termination	Reimbursement of COBRA premiums for 24 months	Up to $12,000 over a 12‑month period
Prior Plan	Annual base pay	Not Applicable	Reimbursement of COBRA premiums for 12 months	Up to $12,000 over a 12‑month period

The summary of the Plan provided in this 8-K is qualified in its entirety by reference to the text of the Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
10.1*	NorthWestern Corporation Key Employee Severance Plan

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: October 25, 2016

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
10.1*	NorthWestern Corporation Key Employee Severance Plan

* filed herewith